Exhibit 10.1
[Form of Letter Agreement among the Company, the Representative and each officer, director and initial stockholder of the Company]
                    , 2007
Ideation Acquisition Corp.
100 North Crescent Drive
Beverly Hills, California 90210
Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
    Re: Initial Public Offering
Ladies and Gentlemen:
     This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Ideation Acquisition Corp., a Delaware corporation (the “Company”), and Lazard Capital Markets LLC (the “Representative”), as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”). Certain capitalized terms used herein are defined in paragraph 15 hereof.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned [officer][Director][initial stockholder] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     1. If the Company seeks approval of its stockholders of an Initial Business Combination, the undersigned will vote any initial shares owned directly or indirectly by [him][her][it] in accordance with the majority of the shares of Common Stock voted by the Public Stockholders, other than the initial stockholders, in connection with the vote on any Initial Business Combination.
     2. [In the event that the Company fails to consummate an Initial Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO, the undersigned will take all reasonable actions within his power to (a) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable.]1
     3. (a) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the Company, with respect to [his][her][its] initial shares (any “Claim”), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned.
          (b) [In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company, on a joint and several basis, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only if, and to the extent (i) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust Account

[1]	Applicable only to officers and directors.

and (ii) the claims are made by (A) a vendor for services rendered, or products sold, to the Company, (B) by a third party with which the Company enters into a contractual relationship following consummation of the IPO, or (C) by a prospective target business arising out of any negotiations, contracts or agreements with the Company, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and enforceable waiver of any right, title, interest or claim of any kind in or to the Trust Account.]2
     4. [In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of an Initial Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.]3
     5. The undersigned understands that, in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, the Company will not enter into an Initial Business Combination with any entity that is affiliated with any of the initial stockholders, unless the Company obtains an opinion from an independent investment banking firm that the Initial Business Combination is fair to the Company’s stockholders from a financial perspective.
     6. (a) Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will be entitled to receive, and no such person will accept, any compensation for any services rendered prior to or in connection with the consummation of an Initial Business Combination, other than (i) a payment of $7,500 per month to Clarity Partners, L.P. for office space and administrative and support services; (ii) a finder’s or success fee payable to Ladenburg Thalmann & Co. (“Ladenburg”), to the extent the Company enters into an agreement with Ladenburg in connection with the Company’s search for a target business; (iii) repayment of non-interest bearing loans of $200,000 in the aggregate made to the Company by Frost Gamma Investments Trust, Robert N. Fried, Rao Uppaluri, Steven D. Rubin and Jane Hsiao to cover expenses relating to the IPO; and (iv) reimbursement of any out-of-pocket expenses incurred in connection with identifying, investigating and consummating an Initial Business Combination.
          (b) Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business Combination, other than (i) a finder’s or success fee payable to Ladenburg, to the extent the Company enters into an agreement with Ladenburg in connection with the Company’s search for a target business and (ii) compensation or fees that may be received for any services provided following such Initial Business Combination.
     7. The undersigned will, pursuant to and subject to the terms of that certain Securities Escrow Agreement to be entered into by and among the Company, the initial stockholders and Continental Stock Transfer & Trust Company, as escrow agent, escrow all initial shares held by the undersigned, directly or indirectly, until the date that is one year after the consummation of an Initial Business Combination, and any insider warrants purchased by the undersigned, directly or indirectly, until the date that is 90 days after the consummation of an Initial Business Combination.
     8. [The undersigned agrees to serve as [Chairman of the Board of Directors] [Director, President and Chief Executive Officer][Director and Treasurer][Director and Secretary][Director] until the earlier of the consummation by the Company of an Initial Business Combination or the liquidation of the Company.]4 [The undersigned acknowledges that the foregoing does not limit in any way the right of the Company to terminate the undersigned’s employment at any time, subject to any other contractual rights the undersigned may have.]5 [The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects [and][,] does not omit any material information with respect to the

[2]	Applicable only to Phillip Frost, M.D., Robert N. Fried, Rao Uppaluri, Steven D. Rubin and Jane Hsiao.

[3]	Applicable only to officers and directors.

[4]	Applicable only to officers and directors.

[5]	Applicable only to officers.

undersigned’s background]6 [and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended]7.
     9. The undersigned’s NASD questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:
     (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;
     (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and
     (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement [and to serve as [Chairman of the Board of Directors] [Director, President and Chief Executive Officer][Director and Treasurer][Director and Secretary][Director]] 8, and hereby consents to being named in the registration statement relating to the IPO as a[n] [officer][director][stockholder] of the Company.
     11. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that [he][she][it] will not seek conversion with respect to such shares in connection with any vote to approve an Initial Business Combination.
     12. [The undersigned agrees that, prior to the consummation of the Initial Business Combination, he will not propose any amendment to Article [Sixth] of the Company’s Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend such Article.]9
     13. [In the event that the Company does not consummate an Initial Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds as are necessary to complete such liquidation and agrees not to seek repayment for such expenses.]10
     14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
     15. As used herein, (i) “Initial Business Combination” shall mean the acquisition by the Company, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets, in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 30% of the IPO Shares exercise their conversion rights; (ii) “initial shares” shall mean the 2,500,000 shares of Common Stock acquired by the initial stockholder prior to the IPO; (iii) “initial stockholders” refers to Frost Gamma Investments Trust, the beneficiary of which is an entity controlled by Dr. Phillip Frost, M.D., Robert N. Fried, Rao Uppaluri, Steven D. Rubin, Jane Hsiao, Thomas E. Beier, Shawn Gold, David H. Moskowitz, Thomas H. Baer, Jarl Mohn and Nautilus Trust dtd 9/10/99, the family trust of Barry A.

[6]	Applicable only to officers, directors and special advisors.

[7]	Applicable only to officers and directors.

[8]	Applicable only to officers and directors.

[9]	Applicable only to directors.

[10]	Applicable only to Phillip Frost, M.D., Robert N. Fried, Rao Uppaluri, Steven D. Rubin and Jane Hsiao.

Porter, each of whom purchased initial shares; (iv) “insider warrants” shall mean the 2,400,000 warrants being purchased in a private placement simultaneously with the consummation of the IPO; (v) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO; (vi) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; and (vii) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of [___], by and between the Company and Continental Stock Transfer & Trust Company.
     16. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the liquidation of the Company.
[Signature page follows]

By:
Name:
Title:

Accepted and Agreed: IDEATION ACQUISITION CORP.
By:
	Name:	Robert N. Fried
	Title:	President and Chief Executive Officer

LAZARD CAPITAL MARKETS LLC
By:
Name:
Title:

Exhibit A
[Biographical Information Furnished to the Company]
A-1

Exhibit B
[NASD Questionnaires Furnished to the Company and the Underwriters]
B-1